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                                                                     EXHIBIT 5.1

                          [SCHRECK MORRIS LETTERHEAD]

                                November 6, 1997

AutoZone, Inc.
123 South Front Street
Memphis, Tennessee 38103

    Re:  AUTOZONE, INC.
       REGISTRATION ON FORM S-3
       -------------------------------

Ladies and Gentlemen:

    This opinion is rendered in connection with the filing by AutoZone, Inc., a Nevada corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 10,166,000 shares (the "Offering") of the Company's common stock, par value $.01 (the "Common Stock"), by certain stockholders of the Company, both in the United States and in a concurrent international offering outside the United States, including up to 1,000,000 shares which may be sold upon the exercise of over-allotment options, and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act to register additional shares of Common Stock in connection with the Offering (collectively, the "Shares"). We have acted as special Nevada counsel to the Company in connection with the Offering.

    In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of such documents, agreements, records and other instruments, and have obtained from officers and agents of the Company and from public officials and have relied upon such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

    Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) that all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

    Based upon the foregoing and the proceedings to be taken by the Company as referred to above, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

    We are qualified to practice law in the State of Nevada. Our opinion herein is limited to the laws of the State of Nevada. We express no opinion herein concerning and assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction and we express no opinion
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herein concerning any federal law, including any federal securities law, or  any state securities or blue sky laws.

    We consent to your filing this opinion as an exhibit to the Registration Statement, to the reference to our firm contained under the heading "Legal Matters" therein, and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Act relating to the Offering. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          SCHRECK MORRIS